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                                                                   Exhibit 99.1


[PENN SECURITY BANK & TRUST LOGO]


NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:   Patrick Scanlon, Senior Vice President, Controller
            Penseco Financial Services Corporation
            (570) 346-7741

                Penseco Financial Services Corporation Completes
                         Acquisition Of Old Forge Bank;

           Announces Final Consideration and Appointment of Directors

SCRANTON, PENNSYLVANIA. April 1, 2009 - Penseco Financial Services Corporation (OTC Bulletin Board - PFNS), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, announced today that it has completed its acquisition of Old Forge Bank, a Pennsylvania state chartered bank.

As a result of the acquisition, Old Forge shareholders will receive an aggregate of approximately $17.4 million in cash and 1.1 million shares of Penseco common stock. The value of the final merger consideration to be received by Old Forge shareholders is approximately $102.28 per share based on the terms of the merger agreement.

Old Forge shareholders who made a valid cash election will receive $102.28 in cash for approximately 60 percent of the shares for which they made such election, and approximately 2.9012 shares of Penseco common stock per share for the remaining shares of Old Forge common stock covered by such election. All other Old Forge shareholders who made a valid stock election or no election will receive approximately 2.9012 shares of Penseco common stock per share of Old Forge common stock.

In connection with the merger, former Old Forge directors, Joseph G. Cesare, M.D., Senator Robert J. Mellow, and Jerry J. Weinberger, Esquire, have been added to the board of directors of Penn Security Bank and Trust Company, and Dr. Cesare and Senator Mellow have been added to the board of directors of Penseco Financial Services Corporation. Penseco expects Mr. Weinberger to join its board of directors later this year.

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, has operated nine offices in Lackawanna, Wayne and Monroe Counties in Pennsylvania. With the acquisition of Old Forge Bank, it has added three offices, in Lackawanna and Luzerne Counties in Pennsylvania.

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On April 20, 2009, the accounts of both banks will be integrated into one system. At that point, customers of both banks can conduct business at any of the twelve combined branch locations.

As of December 31, 2008, the combined assets of Penseco Financial Services Corporation and Old Forge Bank were approximately $852 million. Penseco's common stock is quoted on the OTC Bulletin Board, under the symbol, "PFNS".

FORWARD-LOOKING STATEMENTS

This press release, as well as other written communications made from time to time by Penseco Financial Services Corporation and its subsidiaries and oral communications made from time to time by their authorized officers, may contain statements relating to the future results of the company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential". For these statements, Penseco Financial Services Corporation claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. Penseco Financial Services Corporation cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the company's operations, pricing, products and services and other factors which may be described in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that Penseco Financial Services Corporation makes with the U.S. Securities and Exchange Commission from time to time. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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